UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 1, 2007, Gary Lessing, Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. ("Avalon" or the "Company"), announced that he plans to resign from his position with Avalon effective July 2, 2007. Mr. Lessing will remain a consultant to Avalon.

(c) On May 3, 2007, Avalon announced the appointment of C. Eric Winzer, age 50, to succeed Mr. Lessing as Executive Vice President and Chief Financial Officer of Avalon, effective July 2, 2007. The text of Avalon's press release announcing the resignation of Mr. Lessing and the appointment of Mr. Winzer as the Company's Executive Vice President and Chief Financial Officer is set forth in Exhibit 99.1 to this report and is incorporated by reference into this item.

Mr. Winzer was most recently with Invitrogen Corporation (Nasdaq: IVGN), a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Invitrogen’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held various positions of increasing responsibilities at Life Technologies where he was the Chief Financial Officer, Secretary and Treasurer, Corporate Controller, Accounting Manager and Budget Manager. From 1980 until 1986 he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University.

(e) In connection with Mr. Lessing’s announcement of his resignation, on May 2, 2007, Avalon entered into a letter agreement with Mr. Lessing providing certain compensation benefits to Mr. Lessing. The agreement provides for Mr. Lessing’s resignation to be effective on July 2, 2007. Until his employment terminates, Mr. Lessing will be entitled to continue (i) to receive his current salary and benefits; (ii) to participate in Avalon’s incentive bonus programs; and (iii) to vest as to outstanding equity awards in accordance with their existing terms.

Additionally, upon the termination of his employment, Mr. Lessing shall be entitled to receive the following compensation benefits:

(i) reimbursement for continued health coverage for a period of one year following the termination of his employment;

(ii) one-half of all unvested options held by Mr. Lessing shall immediately vest;

(iii) with respect to options granted to Mr. Lessing on December 6, 2006, to the extent such options have not vested as of the termination of his employment (or do not become vested as of the termination of his employment as described under clause (ii) above) (the "Unvested Options"), Mr. Lessing shall continue to be entitled to the vesting of such Unvested Options in accordance with the terms of the related option agreement upon the achievement of the specified corporate and individual goals set forth therein, notwithstanding the termination of his employment with the Company;

(iv) All vested options held by Mr. Lessing as of the termination of his employment (including options that shall become vested or subsequently vest as described under clauses (ii) and (iii) above) shall remain exercisable for a period of time equal to the lesser of (A) 39 months following the termination of his employment, and (B) the unexpired term of such option as set forth in the applicable option agreement; and

(v) Mr. Lessing shall be entitled to receive such bonus for calendar year 2007 as he otherwise would have received under Avalon’s annual cash incentive compensation program for 2007 had he remained employed with Avalon for the entire calendar year.

Further, the agreement provides that in exchange for providing consulting services to Avalon during the six months following the termination of his employment, Avalon shall pay Mr. Lessing his current base salary during this period. The agreement replaces Mr. Lessing’s current employment agreement with Avalon.

The above summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference into this item.

On May 2, 2007, Avalon entered into an offer letter with Mr. Winzer providing for Mr. Winzer’s employment as Executive Vice President and Chief Financial Officer of Avalon, effective July 2, 2007. Pursuant to the offer letter, Mr. Winzer is entitled to receive an annual base salary of $280,000 and is eligible for an annual target bonus of up to 35% of his base salary based on the achievement of corporate and individual objectives. The offer letter also provides for the grant of stock options to purchase 120,000 shares of Avalon's common stock, with these options vesting over a four year period following satisfaction of a 90-day introductory period. In addition, Mr. Winzer's offer letter provides that if his employment is terminated by Avalon without "cause" following the 90-day introductory period or by him with "good reason" (as each term is defined in his offer letter), (i) Mr. Winzer is entitled to a lump sum severance payment equal to 6 months of his current base salary (increased to 12 months of his current base salary in the event such termination is without cause or for good reason within 18 months after a "change in control" (as defined in his offer letter), and (ii) one-half of his unvested options shall immediately vest. Additionally, the agreement provides that the Company will reimburse Mr. Winzer for health insurance premiums paid by Mr. Winzer for 6 months following termination of his employment without cause or for good reason (increased to 12 months if such termination is within 18 months after a change in control) and that the Company will provide Mr. Winzer with outplacement services following termination of his employment without cause or for good reason.

The above summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to Mr. Winzer's offer letter, a copy of which is filed as Exhibit 10.2 to this report and incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number ..... Description

10.1 .......... Letter Agreement, dated May 2, 2007, between Avalon Pharmaceuticals, Inc. and Gary Lessing.

10.2 .......... Offer Letter, dated May 2, 2007, between Avalon Pharmaceuticals, Inc. and C. Eric Winzer.

99.1 .......... Press Release dated May 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

May 4, 2007	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated May 2, 2007, between Avalon Pharmaceuticals, Inc. and Gary Lessing.
10.2	Offer Letter, dated May 2, 2007, between Avalon Pharmaceuticals, Inc. and C. Eric Winzer.
99.1	Press Release dated May 3, 2007.